Exhibit 1.1

syngenta

Articles of Incorporation

Syngenta Ltd.

1		Corporate Name, Registered Office,
Purpose and Duration

Corporate name		Article 1

A company limited by shares is formed under the corporate
name:

Registered office		Syngenta AG
Syngenta SA
Syngenta Ltd.
with its registered office in Basel.

Purpose		Article 2

	1	Purpose of the Company is to hold interests in enterprises,
particularly in the areas of agribusiness; in special circum-
stances the Company may directly operate such businesses.

	2	The Company may acquire, mortgage, liquidate or sell real es-
tate and intellectual property rights in Switzerland or abroad.

Duration		Article 3

The duration of the Company is unlimited.

2		Share Capital

Share capital		Article 4

	1	The share capital of the Company is CHF 9,691,485.70, fully
paid-in and divided into 96,914,857 registered shares. Each
share has a par value of CHF 0.10.

	2	Upon resolution of the General Meeting of Shareholders regis-
tered shares may be converted into bearer shares and bearer
shares may be converted into registered shares.

Shareholders’ register		Article 5
and restrictions
of registration,	1	The Company shall maintain a shareholders’ register showing
nominees		the name(s), first name(s), domicile, address and nationality (in the case of legal entities the registered office) of the holders or usufructuaries of registered shares. Holders who may exercise the voting rights of shares which they do not own will be men-
tioned upon request in the notes of the shareholders register in case their entitlement is based on law (legal usufructuary, mandatory legal representative of a minor and so forth).

	2	Upon request acquirers of registered shares are registered in the shareholders’ register as shareholders with the right to vote, provided that they declare explicitly to have acquired the reg-
istered shares in their own name and for their own account.

	3	After hearing the registered shareholder or nominee, the Board of Directors may cancel, with retroactive effect as of the date of registration, the registration of shareholders or nominees if the registration was effected based on false information. The respective shareholder or nominee shall be informed immedi-
ately of such cancellation.

	4	The Board of Directors shall specify the details of registration in specific rules which take into account market practice in all of those markets where shares of the Company are listed. In
particular, irrespective of the restriction set forth in Article 5 paragraph 2 above, the Board of Directors may, based on sep-
arate regulations or individual agreements, allow the entry into the shareholders’ register as shareholders with voting rights of nominees that are subject to a recognized banking or financial market supervision.

2		Share Capital

Dematerialized shares		Article 6

	1	Each shareholder may at any time request the Company to
confirm the number of registered shares owned by the respec-
tive shareholder. The shareholders are not entitled, however, to demand the printing and delivery of certificates representing shares.

	2	By contrast, the Company may at any time print and deliver
certificates representing shares and, with the consent of the owner of issued certificates, cancel issued share certificates upon their return to the Company. Certificates for multiple
shares may be exchanged at any time for smaller portions or
individual share certificates.

	3	Registered shares not represented by a certificate may only be transferred by way of assignment including all rights connect-
ed with the transferred shares. To be valid, the assignment
must be notified to the Company. Registered shares not repre-
sented by a certificate which a bank has been instructed by
the shareholder to hold may only be transferred with the coop-
eration of that bank.

	4	Registered shares not represented by a certificate may only be pledged to the bank which handles the book entries of such
shares for the shareholder, and only based on a written pledge agreement. A notification of the Company is not necessary.

Exercise of rights		Article 7

	1	The shares are not divisible. The Company accepts only one
representative per share.

	2	The right to vote and the other rights associated with a share may only be exercised by a shareholder, a usufructuary or a
nominee who is registered as a shareholder with the right to vote in the shareholders’ register.

3		Corporate Bodies

A. General Meeting of Shareholders

Competence		Article 8

The General Meeting of Shareholders is the supreme body of
the Company.

Ordinary General		Article 9
Meeting
The Ordinary General Meeting of Shareholders shall be held
each year within six months after the close of the fiscal year of the Company; at the latest twenty days before the meeting the business report, the report of the auditors and the report of the group auditors shall be made available for inspection by the shareholders at the registered office of the Company or be
sent to all registered shareholders.

Extraordinary General		Article 10
Meeting
	1	Extraordinary General Meetings of Shareholders shall take
place upon request of the Board of Directors or the Auditors.

	2	Furthermore, Extraordinary General Meetings of Shareholders
shall be convened upon resolution of a General Meeting of
Shareholders or if it is requested by one or more shareholders who are representing in the aggregate not less than one tenth of the share capital and submit a petition signed by such share-
holder or shareholders specifying the items for the agenda and the proposals.

Convening of General		Article 11
Meetings
	1	General Meetings of Shareholders shall be convened by the
Board of Directors, or, if necessary, by the Auditors, at the lat-
est twenty days before the date of the meeting. The meeting
shall be convened by way of a notice appearing once in the
official publication organs of the Company. Registered share-
holders may also be informed by mail.

3	Corporate Bodies

	2	The notice of a meeting shall state the items on the agenda
and the proposals of the Board of Directors, and as the case may be of the shareholders who demanded that a General
Meeting of Shareholders be convened or that a certain item be included in the agenda and, in case of elections, the names of the nominated candidates.

Agenda		Article 12

	1	One or more shareholders whose combined shareholdings
represent an aggregate nominal value of at least CHF 10,000.–
may demand that an item be included in the agenda of a Gen-
eral Meeting of Shareholders. Such a demand must be made
in writing at the latest sixty days before the meeting and shall specify the items and the proposals of such shareholder.

	2	No resolution shall be passed at a General Meeting of Share-
holders on matters for which no proper notice was given. This provision shall not apply to proposals to convene an Extraordi-
nary General Meeting of Shareholders or to initiate a special audit.

Presiding officer,		Article 13
minutes,
vote counters	1	The General Meeting of Shareholders shall take place at the
registered office of the Company, unless the Board of Directors decides otherwise. The Chairman of the Board of Directors or in his absence the Vice-Chairman or any other Member of the
Board of Directors designated by the Board of Directors shall take the chair.

	2	The presiding officer shall appoint a secretary and the vote counters. The presiding officer and the secretary shall sign the minutes.

Proxies		Article 14

	1	The Board of Directors shall provide for the rules regarding the participation and the representation at the General Meeting of
Shareholders.

3	Corporate Bodies

	2	A shareholder may only be represented by his legal represent-
ative, another shareholder with the right to vote, proxies desig-
nated in agreements with or regulations relating to nominees, corporate bodies (Organvertreter), independent proxies (un-
abhängige Stimmrechtsvertreter) or by a bank or a broker
(Depotvertreter).

	3	The Chairman of the General Meeting decides whether a proxy
will be accepted.

Voting rights		Article 15

Each share entitles the holder to one vote.

Resolutions, elections		Article 16

	1	Unless the law requires otherwise, the General Meeting passes resolutions and elections with the absolute majority of the
votes represented.

	2	Resolutions and elections shall be taken either on a show of hands or by electronic voting, unless the General Meeting of
Shareholders decides for, or the presiding officer orders, a ballot.

	3	The presiding officer may at any time have an election or reso-
lution taken on a show of hands or electronically repeated by a ballot, if the results of the first vote appear unclear. In such case, the preceding election or resolution taken on a show of hands or electronically is deemed not to have taken place.

	4	In case of elections, if no valid election has been made in the first vote and if there is more than one candidate, the presiding officer shall order a second vote in which the relative majority shall be decisive.

Powers of		Article 17
the General Meeting
The following powers shall be vested exclusively in the Gen-
eral Meeting:

3	Corporate Bodies

	a)	to adopt and amend the Articles of Incorporation;

	b)	to elect the members of the Board of Directors, the Auditors and the Group Auditors;

	c)	to approve the annual report and the consolidated financial
statements;

	d)	to approve the annual financial statements and to decide on
the allocation of profits shown on the balance sheet, in particu-
lar with regard to dividends;

	e)	to discharge the members of the Board of Directors and the
senior management;

	f)	to pass resolutions concerning all matters which by law or the
Articles of Incorporation are reserved to the authority of the
General Meeting.

Special quorum		Article 18

The approval of the least two thirds of the votes represented is required for resolutions of the General Meeting of Sharehold-
ers on:

	a)	an alteration of the purpose of the Company;

	b)	the creation of shares with increased voting powers;

	c)	an implementation of restrictions on the transfer of registered shares and the removal of such restrictions;

	d)	an authorized or conditional increase of the share capital;

	e)	an increase of the share capital made through a transformation of reserves, by contribution in kind, for the purpose of an ac-
quisition of property and the grant of special rights;

	f)	a restriction or suspension of preemptive rights;

	g)	a change of location of the registered office of the Company;

	h)	the dissolution of the Company without liquidation.

3	Corporate Bodies

B. Board of Directors

Number of Directors		Article 19

The Board of Directors shall consist of a maximum of twelve
members who shall be shareholders.

Term of office		Article 20

	1	The term of office for each member of the Board of Directors shall not exceed three years. A year within the meaning of this provision is the interval between two Ordinary General Meet-
ings of Shareholders. The term of office shall be determined for each member at the occasion of its election. The several terms of office shall be co-ordinated so that in each year approxi-
mately one third of all members of the Board of Directors shall be subject to re-election or election.

	2	In the case of replacement elections that occur during a term of office of a director, the successor shall assume the term of office of his predecessor. Members of the Board of Directors whose term of office has expired shall be re-eligible, subject to paragraph 3 hereinafter.

	3	The members of the Board of Directors shall automatically re-
tire after the lapse of the twelfth year of office or, if earlier, after the expiry of the seventieth year of age, provided that the re-
tirement shall become effective on the date of the next Ordi-
nary General Meeting of Shareholders following such event.

Organization of the		Article 21
Board, remuneration
	1	The Board of Directors shall elect its Chairman and one Vice-
Chairman from among its members. It shall appoint a secretary who need not be a member of the Board of Directors.

	2	The Board of Directors shall determine the remuneration of its members.

3	Corporate Bodies

Convening of meetings		Article 22

The Chairman shall convene meetings of the Board of Directors if and when the need arises or if a member so requires in writing.

Resolutions		Article 23
The Board of Directors may lay down rules on its decision-
making mechanism in the rules governing its organization.

Power of the		Article 24
Board of Directors
	1	The Board of Directors has in particular the following nontrans-
ferable and inalienable duties:

	a)	the ultimate direction of the business of the Company and the giving of the necessary directives;

	b)	the determination of the organization of the Company;

	c)	the administration of accounting, financial control and financial planning;

	d)	the appointment and removal of the persons entrusted with
the management and representation of the Company;

	e)	the ultimate supervision of the persons entrusted with the
management of the Company, specifically in view of their com-
pliance with the law, the Articles of Incorporation, regulations and directives;

	f)	the preparation of business reports and the General Meetings of Shareholders and the carrying out of the resolutions adopt-
ed by the General Meetings of Shareholders;

	g)	the notification of the court if liabilities exceed assets;

	h)	the adoption of resolutions concerning the increase of the
share capital to the extent that such power is vested in the
Board of Directors (Article 651 paragraph 4 of the Code of Ob-
ligations), as well as resolutions concerning the confirmation of capital increases and respective amendments to the Articles of
Incorporation;

	i)	the examination of the professional qualifications of qualified auditors.

3	Corporate Bodies

	2	In addition the Board of Directors may pass resolutions with respect to all matters which are not reserved to the authority of the General Meeting of Shareholders by law or by these Arti-
cles of Incorporation.

Delegation of powers,		Article 25
organizational rules
	1	The Board of Directors may, subject to Article 24 hereof, dele-
gate the management of the Company in whole or in part to
individual or several directors or to third persons (senior man-
agement) in accordance with rules governing the internal or-
ganization.

	2	The rules governing the internal organization shall be enacted by the Board of Directors and shall determine the powers and organization of the Board of Directors and the competencies
and duties of the senior management.

Signature power		Article 26

The Board of Directors determines those of its members as
well as those third persons who shall have signatory power for the Company and shall further determine the manner in which
such persons may sign on behalf of the Company.

C. Auditors and Group Auditors

Term, powers		Article 27
and duties
The Auditors and the Group Auditors, both of which shall be
elected by the General Meeting of Shareholders each year,
shall have the powers and duties vested in them by law.

Special auditor		Article 28

The General Meeting of Shareholders may elect for a term of
up to three years a special auditor to perform the special audits required (according to Articles 652f, 653f, and 653i of the Code of Obligations) in connection with capital increases.

4		Annual Financial Statements,
Consolidated Financial Statements
and Profit Allocation

Fiscal year		Article 29

The Board of Directors determines the fiscal year.

Business report		Article 30

The Board of Directors shall prepare for each fiscal year a busi-
ness report consisting of the annual financial statements for the Company and on a consolidated level (including profit and loss statements, balance sheet and notes to the financial
statements) and the annual report. The Board of Directors shall determine the currency in which the consolidated financial
statements are reported.

Allocation of profit		Article 31
shown on the balance
sheet, reserves	1	The General Meeting of Shareholders subject to the legal pro-
visions shall determine the allocation of profit shown on the balance sheet. The Board of Directors shall submit its propos-
als to the General Meeting of Shareholders.

	2	In addition to statutory reserves, additional reserves may be accrued.

	3	Dividends not claimed within five years after the due date shall remain with the Company and be allocated to the general re-
serves.

5	Publications and Place of Jurisdiction

Publications	Article 32

Shareholder communications of the Company shall be made
in the Swiss Commercial Gazette. The Board of Directors may
designate additional forms of publication and shall assure that shareholders in all jurisdictions where the shares of the Com-
pany are listed are treated equally.

Place of jurisdiction	Article 33

The place of jurisdiction for any disputes arising from or in con-
nection with the shareholdership in the Company shall be at
the registered office of the Company.

6	Contribution in kind

Contribution in kind		Article 34

	1	According to the agreement concerning contribution in kind as of 9 November 2000 the Company will receive from Astra
Zeneca PLC, London, all 100,000 shares with a par value of
CHF 10.– Zeneca Agrochemical Zeta AG, Basel, as a contri-
bution in kind at a price of CHF 3,000,000,000.–. In return the contributor will receive 43,890,186 shares of the Company,
fully paid-in with a par value of CHF 10.– , which presents a no-
minal value of CHF 438,901,860.–. The difference between this amount and the aforementioned price of CHF 3,000,000,000.
will be assigned to the general reserves of the Company.

	2	According to the agreement subject to US law between Syn-
genta AG, Basel, Syngenta MergerSub Inc., Wilmington, Dela-
ware (USA), and Novartis Agribusiness Holding Inc., Wilming-
ton, Delaware (USA), as of 8 September 2000 Syngenta AG,
Basel, will receive through contribution in kind from Novartis
Agribusiness Holding Inc., Wilmington, Delaware (USA), all
shares of this corporation existing on 12 November 2000 at a price of CHF 175,000,000.–, which makes Novartis Agribusi-
ness Holding Inc., Wilmington, Delaware (USA), a one-hun-
dred-percent affiliate. In return, also based on this contract, the shareholders of Novartis Agribusiness Holding Inc., Wilm-
ington, Delaware (USA), will receive 17,166,099 fully paid-in shares with a par value of CHF 10.– of the Company with a
total nominal value of CHF 171,660,990.–. The difference be-
tween this amount and the aforementioned price of a total of
CHF 3,339,010.– will be assigned to the general reserves of
the Company.

7	Merger

Merger	Article 35

In accordance with the merger agreement of 3 November 2000
and the merger balance sheet of 3 November 2000 Novartis
Agri Holding AG, Basel, transfers all of its assets and liabilities of CHF 870,776,282.– with the net book value of CHF
686,791,800.– by universal succession to Syngenta AG, Basel.
In return the former shareholders of Novartis Agri Holding AG,
Basel, will receive 51,498,299 fully paid-in shares of the Com-
pany with a par value of CHF 10.– with a total nominal value of
CHF 514,982,990.–. The difference of CHF 171,808,810.– be-
tween the aforementioned amount and the net book value will
be assigned to the general reserves of the Company.

Version corresponding to the resolutions of the Ordinary General
Meeting of Shareholders of April 22, 2008.

(The official German version of the Articles of Incorporation is prevailing over the English text).

syngenta
www.syngenta.ch

Syngenta Ltd.
Schwarzwaldallee 215
CH-4058 Basel
Switzerland

T +41 61 323 11 11
F +41 61 323 12 12